                                 PANAVISION INC.

                                STOCK OPTION PLAN

                                    ARTICLE I

                                     PURPOSE

         This Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by officers and certain other key employees of Panavision Inc. (the "Company") in order to increase their proprietary interest in the Company's success and to encourage them to remain in the employ of the Company.

         The term "Company," when used in the Plan with reference to eligibility and employment, shall include the Company, its subsidiaries, and Panavision International L.P. ("PILP"). The word "subsidiary," when used in the Plan, shall mean any subsidiary of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         It is intended that certain options granted under this Plan will qualify as "incentive stock options" under Section 422 of the Code.

                                   ARTICLE II
                                 ADMINISTRATION

         The Plan shall be administered by a Stock Option Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") and shall consist of not less than two members. Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion:
(a) to determine which of the eligible employees of the Company shall be granted options; (b) to authorize the granting of both incentive stock options and nonqualified options; (c) to determine the times when options shall be granted and the number of shares to be optioned; (d) to determine the option price of the shares subject to each option, which price shall be not less than the minimum specified in ARTICLE V; (e) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder; (f) to prescribe the form or forms of the option agreements under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical); (g) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (h) to construe and interpret the Plan, the rules and regulations and the option agreements under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.

                                  ARTICLE III

                                     STOCK

         The stock to be purchased under the Plan shall be shares of authorized but unissued common stock of the Company, par value $0.01 per share, or previously issued shares of common stock reacquired by the Company (the "Stock"). Under the Plan, the total number of shares of Stock which may be purchased pursuant to options granted hereunder shall not exceed 1,550 (representing 15.5% of the number of shares of Stock issued and outstanding as of June 12, 1996). Such number of shares shall be adjusted in accordance with the provisions of ARTICLE X hereof.

         The number of shares of Stock available for grant of options under the Plan shall be decreased by the sum of the number of shares with respect to which options have been issued and are then outstanding and the number of shares issued upon exercise of options. In the event that any outstanding option under the Plan for any reason expires, is terminated or is cancelled prior to the end of the period during which options may be granted, the shares of Stock called for by the unexercised portion of such option may again be subject to an option under the Plan.

                                 ARTICLE IV

                         ELIGIBILITY OF PARTICIPANTS

         Subject to ARTICLE VII, officers and other key employees of the Company, its subsidiaries and PILP shall be eligible to receive options under the Plan, provided that incentive stock options may be granted only to employees of the Company and its subsidiaries. In addition, options which are not incentive stock options may be granted to directors, consultants or other key persons who the Committee determines shall receive options under the Plan.

                                   ARTICLE V

                              OPTION EXERCISE PRICE

         Subject to ARTICLE VII, the exercise price of options granted under the Plan shall be not less than the fair market value of the Stock at the time the option was granted. The fair market value shall be deemed for all purposes of the Plan to be the last sale price reported as having occurred on any exchange on which the Company's Common Stock may be listed and traded on the date prior to the date the option is granted, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported.
If the Company's Common Stock is not listed on any exchange but the Common Stock is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis then the fair market value of the Stock shall be deemed to be the average between the high bid price and low ask price reported on the date prior to the date the option is granted, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported. If the Common Stock is not quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, then the fair market value of the Stock shall mean the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

                                  ARTICLE VI

                          EXERCISE AND TERMS OF OPTIONS

         Subject to this ARTICLE VI, the Committee shall determine the dates after which options may be exercised, in whole or in part. If an option is exercisable in installments, installments or portions thereof which are exercisable and not exercised shall remain exercisable.

         Any other provision of the Plan to the contrary notwithstanding, but subject to ARTICLE VII in the case of incentive stock options, no option shall be exercised after the date ten years from the date of grant of such option (the "Termination Date"). Unless otherwise determined by the Committee, the following provisions shall apply upon an optionee's termination of employment prior to the Termination Date:

          (i) If prior to the Termination Date, an optionee shall cease to be employed by the Company by reason of a disability, as defined in Section 22(e)(3) of the Code, the option shall remain exercisable until the earlier of the Termination Date or one year after the date of cessation of employment, to the extent the option was exercisable at the time of cessation of employment.

         (ii) In the event of the death of an optionee prior to the Termination Date and while employed by the Company, or while entitled to exercise an option pursuant to the preceding paragraph or the subsequent paragraph, the option shall remain exercisable until the earlier of the Termination Date or one year after the date of death, by the person or person to whom the optionee's rights under the option pass by will or the applicable laws of descent and distribution, to the extent the option was exercisable on the date of death.

        (iii) If an optionee voluntarily terminates employment with the Company for reasons other than death or disability, or if an optionee's employment with the Company is terminated for Cause, the option shall remain exercisable until the earlier of the Termination Date or ten days after the date of such termination, to the extent the option was exercisable on the date of such termination.

         (iv) If the Company terminates an optionee's employment without Cause, as hereinafter defined, the option shall remain exercisable until the earlier of the Termination Date or three months after the date of such termination, to the extent the option was exercisable on the date of such termination.

         For purposes of the Plan, the Company shall have "Cause" to terminate an optionee's employment if the Company has cause to terminate the optionee's employment under any existing employment agreement between the optionee and the Company or, in the absence of an employment agreement between the optionee and the Company, in accordance with the definition of cause set forth in the optionee's option agreement.

         The Committee may provide, in its discretion, that it shall be a condition precedent to the exercise of an option that the optionee execute a written stockholders' agreement in such form as may be designated by the Committee.

                                  ARTICLE VII

                         SPECIAL PROVISIONS AVAILABLE
                        TO INCENTIVE STOCK OPTIONS ONLY

         To the extent the aggregate fair market value (determined as of the time the option is granted) of the Stock with respect to which any options granted hereunder which are intended to be incentive stock options may be exercisable for the first time by the optionee in any calendar year (under this Plan or any other stock option plan of the Company or any parent or subsidiary thereof) exceeds $100,000, such options shall not be considered incentive stock options.

         No incentive stock option may be granted to an individual who, at the time the option is granted, owns directly, or indirectly within the meaning of
Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such option (i) has an option price of at least 110 percent of the fair market value of the Stock on the date of the grant of such option; and (ii) cannot be exercised more than five years after the date it is granted.

         Each optionee who receives an incentive stock option must agree to notify the Company in writing immediately after the optionee makes a disqualifying disposition of any Stock acquired pursuant to the exercise of an incentive stock option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date the optionee was granted the incentive stock option or (b) one year after the date the optionee acquired Stock by exercising the incentive stock option.

                                 ARTICLE VIII

                              PAYMENT FOR SHARES

         Payment for shares of Stock purchased under an option granted hereunder shall be made in full upon exercise of the option, by certified or bank cashier's check payable to the order of the Company or by any other means specified by the Committee. The Stock purchased shall thereupon be promptly delivered; provided, however, that the Company may, in its discretion, require that an optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

                                  ARTICLE IX

                      NON-TRANSFERABILITY OF OPTION RIGHTS

         No option shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him.

                                   ARTICLE X

                 ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

         The aggregate number of shares of Stock which may be purchased pursuant to options granted hereunder, the number of shares of Stock covered by each outstanding option and the price per share thereof in each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of stock resulting from a stock split or other subdivision or consolidation of shares of Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Stock without receipt of consideration by the Company.
Any adjustment shall be conclusively determined by the Committee.

         In the event of any change in the outstanding shares of Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than ordinary cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Stock or other securities issued or reserved for issuance pursuant to the Plan, and the number or kind of shares of Stock or other securities covered by outstanding options, and the option price thereof. In instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee option grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. The Committee shall notify optionees of any intended sale of all or substantially all of the Company's assets within a reasonable time prior to such sale.

         The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

                                  ARTICLE XI

                       NO OBLIGATION TO EXERCISE OPTION

         Granting of an option shall impose no obligation on the recipient to exercise such option.

                                  ARTICLE XII

                                USE OF PROCEEDS

         The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

                                  ARTICLE XIII

                            RIGHTS AS A STOCKHOLDER

         An optionee shall have no rights as a stockholder with respect to any share covered by his or her option until such optionee shall have become the holder of record of such share, and shall not be entitled to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which he or she shall have become the holder of record thereof.

         Notwithstanding anything herein to the contrary, the Committee, in its sole discretion, may restrict the transferability of all or any number of shares issued under the Plan upon the exercise of an option by legending the stock certificate as it deems appropriate.

                                  ARTICLE XIV

                                EMPLOYMENT RIGHTS

         Nothing in the Plan or in any option granted hereunder shall confer on any optionee any right to continue in the employ of the Company, or to interfere in any way with the right of the Company to terminate the optionee's employment at any time.

                                  ARTICLE XV

                            COMPLIANCE WITH THE LAW

         The Company is relieved from any liability for the nonissuance or non-transfer, or any delay in issuance or transfer, of any shares of Stock subject to options under the Plan which results from the inability of the Company to obtain, or from any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer shares of Stock of the Company if counsel for the Company deems such authority necessary for the lawful issuance or transfer of any such shares.
Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

         Each option granted under the Plan is subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Stock issuable upon exercise of options is required by any securities exchange or under any state or Federal law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of options or the issuance of shares of Stock, no options or shares of Stock shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Committee.

                                  ARTICLE XVI

                            CANCELLATION OF OPTIONS

         The Committee, in its discretion, may, with the consent of an optionee, cancel any outstanding option held by such optionee hereunder.

                                 ARTICLE XVII

                   EFFECTIVE DATE AND EXPIRATION DATE OF PLAN

         The Plan is effective as of June 12, 1996, the date of adoption of the Plan by the Company's Board of Directors, subject to approval by the stockholders of the Company in a manner which complies with both Rule 16b-3 under the Securities Exchange Act of 1934 and Section 422(b)(1) of the Code and the Treasury Regulations thereunder. The expiration date of the Plan, after which no option may be granted hereunder, shall be June 12, 2006.

                                 ARTICLE XVIII

                      AMENDMENT OR DISCONTINUANCE OF PLAN

         The Board may, without the consent of the Company's stockholders or optionees under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect any option theretofore granted hereunder without the optionee's consent, and provided further that no such action by the Board, without approval of the stockholders, may increase the total number of shares of Stock which may be purchased pursuant to options granted under the Plan, except as contemplated in ARTICLE X.

                                 ARTICLE XIX

                             REPURCHASE OF OPTIONS

         In granting options hereunder, the Committee may in its discretion, and on terms it considers appropriate, include in an option agreement provisions requiring an optionee, or the executors or administrators of an optionee's estate, to sell back to the Company such options in the event such optionee's employment with the Company is terminated.

                                 ARTICLE XX

                                MISCELLANEOUS

         (a) Options shall be evidenced by option agreements (which need not be identical) in such forms as the Committee may from time to time approve. Such agreements shall conform to the terms and conditions of the Plan and may provide that the grant of any option under the Plan and Stock acquired pursuant to the Plan shall also be subject to such other conditions (whether or not applicable to the option or Stock received by any other optionee) as the Committee determines appropriate, including, without limitation, provisions to assist the optionee in financing the purchase of Stock through the exercise of options, provisions for the forfeiture of, or restrictions on resale or other disposition of, shares under the Plan, provisions giving the Company the right to repurchase shares acquired under the Plan in the event the participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

         (b) If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

         (c) No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith; provided, however, that approval of the Company's Board of Directors shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         (d) The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of law thereof.

         (e) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Optionees shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

         (f) Each member of the Committee and each member of the Company's Board of Directors shall be fully justified in relying, in acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than such member.

         (g) Except as otherwise specifically provided in the relevant plan document, no payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit-sharing, group insurance or other benefit plan of the Company.

         (h) The expenses of administering the Plan shall be borne by the Company.

         (i) Masculine pronouns and other words of masculine gender shall refer to both men and women.

                                 *     *     *

As adopted by the Board of Directors of
Panavision Inc. as of June 12, 1996

                                 NON-QUALIFIED
                             STOCK OPTION AGREEMENT
                                   UNDER THE
                                PANAVISION INC.
                               STOCK OPTION PLAN

         THIS AGREEMENT, amended and restated as of this 18th day of October, 1996, by and between Panavision Inc., a Delaware corporation (the "Company"), and _______________________________ (the "Optionee").

                                 W I T N E S S E T H:

         WHEREAS, the Optionee is now employed in a key capacity by one or more of the Company, a subsidiary of the Company, or Panavision International L.P. ("PILP"), and the Company desires to have him remain in such employment and to afford him the opportunity to acquire, or enlarge, his ownership of the Company's common stock, par value $0.01 per share ("Stock"), so that he may have a direct proprietary interest in the Company's success; and

         WHEREAS, the Optionee and the Company entered into a Non-Qualified Stock Option Agreement as of June 11, 1996 (the "Prior Agreement") and desire to amend and restate the Prior Agreement in its entirety.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1. GRANT OF OPTION. Subject to the terms and conditions set forth herein and in the Company's Stock Option Plan (the "Plan"), the Company hereby confirms the grant to the Optionee, during the period commencing on the date of the Prior Agreement and ending ten years from the date thereof (the "Termination Date"), the right and option (the right to purchase any one share of Stock hereunder being an "Option") to purchase from the Company, at a price of $1,732.20 per share, an aggregate of ______ shares of Stock. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Plan.

         2.   LIMITATIONS ON EXERCISE OF OPTION.

              (a) VESTING. The Options shall vest and thereby become exercisable under the following circumstances and to the following extent:

              (i) If an initial public offering of the shares of the Company or one of its parents or subsidiaries ("IPO") becomes effective before May 31, 1997, 20% of the Options shall vest on the date of such IPO. If an IPO does not become effective before May 31, 1997, but Optionee continues to be employed by the Company on May 1, 2004, 20% of the Options shall vest on May 1, 2004.

              (ii) Up to an additional 50% of the Options may vest as provided in this Section 2(a)(ii).

              (A) If either (1) the Company's EBDIT, as determined by the Committee (and calculated in accordance with the definition used for purposes of the Company's Executive Incentive Compensation Plan (the "EICP")), or (2) the Company's "free cash flow" ("FCF"), as determined by the Committee (and calculated in accordance with the formula used for purposes of the EICP), equals or exceeds the following target levels for 1996, 1997 or 1998, a percentage of the Options shall become exercisable with respect to each such year, as specified below.

            YEAR           EBDIT TARGET*          FCF TARGET*         %
            ----           -------------          -----------        ---
            1996              $46.2                  $27.3           17%
            1997              $50.4                  $30.7           17%
            1998              $55.2                  $34.0           16%

              *  In millions.

              (B) In the event that the Company does not achieve either the EBDIT target or the FCF target for a given year, the percentage of the Options which could have vested upon attainment of such targets for such year shall vest if, in a subsequent year (I.E., 1997 or 1998), the EBDIT target for such subsequent year is achieved.

              (C) If (1) the Optionee continues to be employed by the Company on May 1, 2004, and (2) a Change of Control (as hereinafter defined) did not occur prior to January 1, 2000, a percentage of the Options shall vest (in addition to any Options which may vest by reason of Section 2(a)(i)) equal to the amount (if any) by which (x) 50%, exceeds (y) that percentage of the Options which previously vested in accordance with Sections 2(a)(ii)(A) and (B). The Optionee and the Company agree that the following examples shall illustrate the intended operation of this Section 2(a)(ii):

              E.G. 1. In 1996, the Company does not achieve either the EBDIT or FCF targets; as a result, no Options vest. In 1997, the Company achieves the

         FCF target ($30.7m), but not the EBDIT target; as a result, 17% of the Options vest for 1997. In 1998, the Company achieves both the EBDIT target ($55.2m) and the FCF target ($34m); as a result, 16% of the Options vest for 1998, plus an additional 17% for 1996 (I.E., the additional 17% that could have vested in 1996 but did not). The same vesting would result if the Company achieved only the EBDIT target for 1998.

              E.G. 2. The facts are the same as in E.g. 1, except that for 1998 the Company achieves only the FCF target, and not the EBDIT target. As a result, 16% of the Options would vest for 1998, but no additional Options would vest for 1996.

             (iii) Up to an additional 30% of the Options shall vest if either (A) the Company achieves EBDIT of at least $62 million for 1998, or (B) the Company achieves EBDIT for 1999 at least equal to the lesser of (1) $65 million, or (2) a 10% increase over the actual EBDIT for 1998.

              The Committee shall determine each year's EBDIT and FCF no later than 75 days following the close of such year.

              (b) CHANGE OF CONTROL. Section 2(a) hereof notwithstanding, upon a "Change of Control" (as defined below) occurring prior to January 1, 2000, all Options which have not previously vested under this Agreement shall immediately vest. A Change of Control shall be deemed to have occurred if:

               (i) Warburg Pincus Capital Company, L.P., either directly or through one or more affiliated entities ("WP"), ceases to be the largest single shareholder of the Company; provided that if WP ceases to be the largest single shareholder of the Company because it has distributed its stock to its limited partners, then no Change of Control shall be deemed to occur unless and until (A) a third party unaffiliated with WP acquires more than 30% of the voting power of the Company's securities, or (B) there is a successful hostile proxy contest pursuant to which a majority of the Company's incumbent board is replaced; or

              (ii) there is a merger, consolidation, sale or reorganization of the Company or PILP and as a result thereof WP is no longer the largest single holder of equity interests of the surviving entity; or

             (iii) the Company or PILP is liquidated or dissolved.

              (c) It shall be a condition precedent to the exercise of the Options that the Optionee execute a copy of the Stockholders Agreement dated as of June 12, 1996, by and among the Company, Panavision Holdings, L.L.C., and certain other investors named therein (the "Stockholders Agreement").

         3.   TERMINATION OF EMPLOYMENT.

         (a) If prior to the Termination Date, the Optionee shall cease to be employed by the Company by reason of a disability, as defined in any existing employment agreement between the Optionee and the Company or, in the absence of an employment agreement, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), the Options shall remain exercisable until the earlier of the Termination Date or one year after the date of cessation of employment, to the extent the Options were exercisable at the time of cessation of employment.

         (b) If the Optionee shall cease to be employed by the Company prior to the Termination Date by reason of death, or the Optionee shall die while entitled to exercise any of the Options pursuant to paragraph 3(a) or paragraph 3(c), the executor or administrator of the estate of the Optionee or the person or persons to whom the Options shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution shall have the right, until the earlier of the Termination Date or one year after the date of death, to exercise the Options to the extent that the Optionee was entitled to exercise them on the date of death.

         (c) If the Optionee voluntarily terminates employment with the Company for reasons other than Good Reason, as hereinafter defined, or if the Optionee's employment with the Company is terminated for Cause, as hereinafter defined, the Options shall remain exercisable until the earlier of the Termination Date or ten days after the date of such termination, to the extent the Options were exercisable on the date of such termination.

         (d) If the Company terminates the Optionee's employment without Cause, as hereinafter defined, or if the Optionee voluntarily terminates employment for Good Reason, as hereinafter defined, and if such termination occurs prior to May 30, 1997, 100% of the Options (inclusive of all Options which have previously vested) shall vest as of the date of such termination, and shall remain exercisable until 90 days after the date of such termination. If such termination occurs on or after May 30, 1997 and on or before December 31, 1999, 80% of the Options (inclusive of Options which have previously vested by reason of the provisions of Sections 2(a)(ii) or (iii)) shall vest as of the date of such termination, and shall remain exercisable until 90 days after the date of such termination. If such termination occurs after December 31, 1999, no additional Options shall vest as a result of such termination, and the Options shall remain exercisable until the earlier of the Termination Date or 90 days after the date of such termination, to the extent the Options were exercisable on the date of such termination.

         (e) For purposes of this Agreement, "Good Reason" shall have the meaning given such term in any existing employment agreement between the Optionee and the Company or, in the absence of an employment agreement, shall mean, without Optionee's consent: (i) a material diminution in Optionee's responsibilities with respect to the management of the Company; or (ii) a decrease in Optionee's salary or a significant decrease in Optionee's benefits; which diminution or decrease is not corrected by the Company within 15 days after receipt of written notice thereof from Optionee.

         (f) For purposes of this Agreement, "Cause" shall have the meaning given such term in any existing employment agreement between the Optionee and the Company or, in the absence of an employment agreement, shall mean (i) indictment of the Optionee for any felony involving dishonesty or moral turpitude; (ii) embezzlement or misappropriation of funds or property of the Company or its affiliates by the Optionee; (iii) the willful refusal to obey or perform lawful written directions of his superiors, after written notice and reasonable opportunity to cure; (iv) the Optionee's chronic absenteeism after written notice and reasonable opportunity to be heard; (v) the Optionee's chronic alcoholism, or other form of substance addiction after written notice and reasonable opportunity to be heard; or (vi) the Optionee's willful and material breach of his duties and obligations hereunder, after written notice and reasonable opportunity to cure. In addition, for purposes of this Agreement, the Company shall have Cause to terminate Optionee's employment if the Company, for a period of at least one year, has experienced financial results at least 40% below the minimum cash flow targets established from time to time under the EICP, and such results are not due to factors outside of management's control, including strikes, recessions or other substantial general economic conditions and force majeure.

         (g) Except as otherwise provided in paragraph 3(e) hereof, whether employment has been terminated for purposes of this Agreement, and the reasons therefor, shall be determined by the Committee, whose determination shall be final, binding and conclusive.

         (h) After the expiration of any exercise period described in any of paragraphs 3(a), 3(b), 3(c) or 3(d) hereof, the Options shall terminate together with all of the Optionee's rights hereunder, to the extent not previously exercised.

         4.   METHOD OF EXERCISING OPTION.

         (a) The Optionee may exercise any or all of the Options by delivering to the Company a written notice signed by the Optionee stating the number of Options that the Optionee has elected to exercise at that time and full payment of the purchase price of the shares to be thereby purchased from the Company. Payment of the purchase price of the shares may be made (i) by certified or bank cashier's check payable to the order of the Company, (ii) by surrender or delivery to the Company of shares of Stock or other property acceptable to the Committee in its sole discretion, which Stock or other property shall have a value equal to the purchase price, (iii) after an IPO, by delivery to the Committee of a copy of irrevocable instructions to a stockbroker to sell the shares being optioned and to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price, or (iv) by any additional means as may be designated by the Committee in its discretion.

         (b) At the time of exercise, the Optionee shall pay to the Company such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon. Payment shall be made in cash or cash equivalents, or by any additional means acceptable to the Committee.

         5. ISSUANCE OF SHARES. As promptly as practical after receipt of such written notification and full payment of such purchase price and any required income tax withholding amount, the Company shall issue or transfer to the Optionee the number of shares with respect to which Options have been so exercised, and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name.

         6.   COMPANY; OPTIONEE.

         (a) The term "Company" as used in Section 3 of this Agreement with reference to Optionee's employment shall include the Company, its subsidiaries and PILP. The term "subsidiary" as used in this Agreement shall mean any subsidiary of the Company as defined in Section 424(f) of the Code.

         (b) Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

         7. NON-TRANSFERABILITY. The Options are not transferable by the Optionee otherwise than by will or the laws of descent and distribution and are exercisable during the Optionee's lifetime only by him. No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

         8. RIGHTS AS STOCKHOLDER. The Optionee or a transferee of the Options shall have no rights as a stockholder with respect to any share covered by the Options until he shall have become the holder of record of such share, and no adjustment shall be made for dividends or distributions or other rights in respect of such share for which the record date is prior to the date upon which he shall become the holder or record thereof.

         9.   RECAPITALIZATIONS, REORGANIZATIONS, ETC.

         (a) The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof or convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) The shares with respect to which the Options are granted are shares of Stock of the Company as presently constituted, but if, and whenever, prior to the delivery by the Company of all of the shares of the Stock with respect to which the Options are granted, the Company shall effect a subdivision or consolidation of shares of the Stock outstanding, without receiving compensation therefor in money, services or property, the number and price of shares remaining under the Options shall be appropriately adjusted. Such adjustment shall be made by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be final, binding and conclusive. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to the Options.

         (c) In the event of any change in the outstanding shares of Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than ordinary cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind or shares of Stock or other securities covered by the Options and the option price thereof. The Committee shall notify the Optionee of any intended sale of all or substantially all of the Company's assets within a reasonable time prior to such sale.

         (d) Except as herein before expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of options, rights or warrants to subscribe therefor, or to purchase the same, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to the Options.

         10. COMPLIANCE WITH LAW. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that he will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. Except as may be required under the Stockholders Agreement, the Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority.

         10. NOTICE. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to him at the address shown below his signature to this Agreement.

         12. NON-QUALIFIED OPTIONS. The Options granted hereunder are not intended to be incentive stock options within the meaning of Section 422 of the Code.

         13. BINDING EFFECT. Subject to Section 7 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

         14. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

         15. PLAN. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between discretionary terms and provisions of the Plan and the express provisions of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       PANAVISION INC.


                                       By:
                                            ----------------------------------
                                            Name:     William C. Scott
                                            Title:    Chief Executive Officer


                                       ---------------------------------------

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